SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                            US GLOBAL NANOSPACE, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                         13-3720542
----------------------------------------       ---------------------------------
     (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                   Identification No.)

 2533 North Carson Street, Suite 5107
         Carson City, Nevada                                 89706
----------------------------------------       ---------------------------------
(Address of principal executive offices)                   (Zip Code)


         US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan
         --------------------------------------------------------------
                            (Full title of the plan)

                                  Carl Gruenler
                      2533 North Carson Street, Suite 5107
                            Carson City, Nevada 89706
         --------------------------------------------------------------
                     (Name and address of agent for service)

                                 (775) 841-3246
         --------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               Proposed maximum      Proposed maximum
 Title of Securities        Amount to be      offering price per    aggregate offering        Amount of
   to be registered        registered(1)           share(2)              price(2)        registration fee(3)
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 49,000,000              $0.02               $980,000              $104.86
----------------------- --------------------- -------------------- --------------------- --------------------
TOTAL                        49,000,000              $0.02               $980,000              $104.86
----------------------- --------------------- -------------------- --------------------- --------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under this US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant's common stock as reported by the Over-The-Counter Bulletin Board on November 24, 2006.

(3) Calculated pursuant to General Instruction E on Form S-8.

                        GENERAL INSTRUCTION E INFORMATION

      This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

On July 26, 2002, US Global Nanospace, Inc. (formerly US Global Aerospace, Inc.), a Delaware corporation, filed a Registration Statement (333-97213) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 5,000,000 pre-split (15,000,000 post-split) shares of its common stock which had been authorized and reserved for issuance under the US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan (formerly known as the US Global Aerospace, Inc. Amended and Restated 2002 Stock Plan). An additional 15,000,000 shares of common stock were registered pursuant to a Registration Statement on Form S-8 (333-118500) filed with the Securities and Exchange Commission on August 23, 2004, an additional 30,000,000 shares of common stock were registered pursuant to a Registration Statement on Form S-8 (333-128249) filed with the Securities and Exchange Commission on September 12, 2005 and an additional 30,000,000 shares of common stock were registered pursuant to a Registration Statement on Form S-8 (333-131364) filed with the Securities and Exchange Commission on January 30, 2006. The contents of these Registration Statements are hereby incorporated by reference into this Registration Statement.

      This Registration Statement will register an additional 49,000,000 shares of common stock to be included in the US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

      Richardson & Patel LLP has given an opinion regarding certain legal matters in connection with this offering of our securities. Both Richardson & Patel LLP and its principles have accepted our common stock in exchange for services rendered to us in the past and, although they are under no obligation to do so, they may continue to accept our common stock for services rendered to us. As of the date of this prospectus, Richardson & Patel LLP and its principles collectively own 3,785,520 shares of our common stock.

Item 8.     Exhibits.

      5.    Opinion regarding legality (including consent)*
      10. US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan, as amended on November 30, 2006*
      23.   Consent of Grobstein, Horwath & Company LLP*

      *Filed herewith.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson City, State of Nevada on the 30th day of November 2006.

                                      US GLOBAL NANOSPACE, INC.



                                      By:           /s/ Carl Gruenler
                                         --------------------------------------
                                         Carl Gruenler, Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


November 30, 2006

                                                    /s/ Carl Gruenler
                                         --------------------------------------
                                         Carl Gruenler, Chief Executive Officer,
                                         Director
November 30, 2006

                                                    /s/ Kevin Cronin
                                         --------------------------------------
                                         Kevin Cronin, Chief Financial Officer

November 30, 2006

                                                    /s/ Julie Seaman
                                         --------------------------------------
                                         Julie Seaman, Director

November 30, 2006

                                                    /s/ Pat Scorzelli
                                         --------------------------------------
                                         Pat Scorzelli, Director